UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

ECO  BUILDING  PRODUCTS,  INC.

(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 West Vista Way,

Vista, CA 92083

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 760-732-5826

N/A

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On June 3, 2014, Eco Building Products, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Dominion Capital, LLC, (“Dominion”) Redwood Management, LLC, Redwood Fund II, LLC and Redwood Fund III, LLC (together with Redwood Management, LLC and Redwood Fund II, LLC, “Redwood”), (Redwood and Dominion together, the “Investors”) whereby the Investors agreed to fund the Company with a total of up to $3,400,000 in a newly created Series C 12% Convertible Preferred Stock (the “Preferred Stock”). Pursuant to the Agreement, the Company sold (i) $325,000 of Preferred Stock to Dominion and (ii) $75,000 of Preferred Stock to Redwood. On the three week anniversary of the Agreement the Company will sell an additional (i) $325,000 of Preferred Stock to Dominion and (ii) $75,000 of Preferred Stock to Redwood. This funding will be used for Company capital investment and expansion with a portion to pay off outstanding convertible notes to institutional investors. As a result of this transaction, the only outstanding convertible debt will be held by management of the Company and the Investors.

Additionally, at least once per month, the Company agrees to sell to each of Dominion and Redwood, on an equal basis, an amount of Preferred Stock equal to the amount of aged accounts payable of the Company to be held by Dominion and Redwood on such date, up to a maximum of $1,200,000 of face amount of accounts payable in the aggregate during the term of this Agreement. The Company anticipates that as a result of this funding the Company will be able to retire aged debt and maintain a healthy balance sheet moving forward.

Substantially concurrent with the execution and delivery of this Agreement by the parties hereto, and on each of the next three monthly anniversaries of the date of this Agreement, the Company agrees to sell (i) $175,000 of Preferred Stock to Dominion and (ii) $175,000 of Preferred Stock to Redwood. This funding will be used to cover Company overhead costs, including, but not limited to, payroll, facility rents, tax payments, investor and public relations, professional and administrative services, insurance, travel and warehouse supplies.

Series C Preferred Stock Financing

In accordance with the Agreement, the Company agreed to designate and issue to the Investors up to 34,000 shares of Preferred Stock, for an aggregate purchase price of up to $3,400,000 (the “Financing”) which are convertible into shares of the Company’s common stock (the “Common Stock”).   The initial closing of the sale of these securities took place on June 3, 2014 (the “Closing”).

Subject to certain ownership limitations as described below, shares of Preferred Stock are convertible at any time at the option of the holder into shares of Common Stock (the “Conversion Shares”) at a conversion price equal to 60% of the lowest VWAP during the 30 trading day period immediately prior to the applicable conversion date, subject to adjustment (the “Conversion Price”); provided, however, that each of Dominion and Redwood have the ability on up to twenty (20) distinct occasions to calculate the Conversion Price using the following formula: 60% of the lowest VWAP during the 60 Trading Day-period immediately prior to the applicable conversion date, subject to adjustment as set forth in the Agreement. The shares of Preferred Stock are convertible into Common Stock by dividing the Stated Value (defined below) of such share of Preferred Stock by the Conversion Price. The Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the Conversion Price. Subject to limited exceptions, holders of shares of Preferred Stock will not have the right to convert any portion of their Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.  In addition, the Investors, together, may not convert into or otherwise beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.

Shares of Preferred Stock have a liquidation preference equal to the stated value of each share of Preferred Stock or $100 per share (the “Stated Value”) plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing. The shares of Preferred Stock do not have any voting rights other than if the Company seeks to alter or adversely affect the rights of the Preferred Stock.

The Preferred Stock was issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investors may sell the Preferred Stock or the Conversion Shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Leak Out Agreement

The Company, Dominion and Redwood agree that: Commencing on June 3, 2014 (the “Leak Out Date”), Dominion and Redwood the (Note Holders) shall be entitled to convert the Notes, pursuant to the terms of the Notes, in not more than a principal amount equal to 30% of the dollar volume of the Company’s Common Stock traded during the prior trading week, per calendar week, (which sum upon completion of each conversion shall be deducted from the then outstanding Remaining Principal Balance), (the “Weekly Allotment”), until that date which is six (6) months from the Leak Out Date, at which time the Holders shall no longer be subject to the Weekly Allotment restrictions, and shall be entitled to convert the then Remaining Principal Balance, as the Holders in its sole discretion may elect pursuant to the terms of the Notes.

Exchange Agreements

In connection with the Agreement, the Investors have agreed to enter into exchange agreements whereby they will exchange outstanding promissory notes and Series B Preferred Stock for Series C Preferred Stock in the Company. A total of 9,250 Series B Preferred Stock and $7,661,784 due in connection with outstanding promissory notes will be exchange for Series C Preferred Stock. The table below details the original note amount and approximate amount due to each Investor.

Investor	Original Amount Due on Notes (number of notes issued to Investor)	Approximate Balance Due to Investor
Redwood Management, LLC	$5,740,089 (5 notes)	$4,489,794
Redwood Fund II, LLC	$600,000 (4 notes)	$660,000
Redwood Fund III, LLC	$235,000 (3 notes)	$254,000
Dominion Capital, LLC	$3,339,490 (8 notes)	$3,182,990
Total		$8,586,784

Item 3.02. Unregistered Sales of Equity Securities

Item 1.01 is hereby incorporated by reference.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 8.01 Others Events.

On June 4, 2014, the Company issued a press release regarding the Note and the Financing described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.2	Certificate of Designation for the Series C 12% Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated June 3, 2014
10.2	Exchange Agreements

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC

Date: June 4, 2014	By:	/s/ Steve Conboy
Steve Conboy
Chief Executive Officer